Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-140068) of Artificial Life, Inc. of our report dated April 2, 2007 on the consolidated financial statements as of December 31, 2006 and for each of the two years in the period ended December 31, 2006, which appears on page F-2 of this annual report on Form 10-KSB for the year ended December 31, 2006.

GHP Horwath, P.C.
Denver, Colorado
April 2, 2007